UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 1, 2024
________________________________________________________________________
CURO GROUP HOLDINGS CORP
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 W Hubbard Street, 8th Floor, Chicago, IL		60654
(Address of Principal Executive Offices)		(Zip Code)

(312) 470-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02     Results of Operations and Financial Condition

On February 5, 2024, CURO Group Holdings Corp. (the “Company”) issued a press release announcing its preliminary financial results for the three months and fiscal year ended December 31, 2023. The Company also announced the cancellation of its earnings conference call previously scheduled for February 7, 2024. A copy of the Company’s press release announcing its preliminary financial results and its cancellation of the earnings conference call is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
ITEM 7.01     Regulation FD Disclosure

First Lien Credit Agreement

On February 1, 2024, the Company determined that as of January 31, 2024 it may not have been in compliance with the covenant set forth in that certain First Lien Credit Agreement, dated as of May 15, 2023, among the Company, the subsidiary guarantors party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent (the “1.0L Credit Agreement”), requiring that the Company maintain certain minimum liquidity as of the last day of each month. To the extent the Company’s liquidity as of January 31, 2024, once confirmed, was below the minimum liquidity requirement of $75,000,000 for that period, it would constitute an event of default under the 1.0L Credit Agreement (the “Potential 1.0L Liquidity Event of Default”). In addition, and as further described below, the Company’s failure to make the interest payments on the Notes (as defined below) due on February 1, 2024 constituted an event of default under the 1.0L Credit Agreement (the “1.0L Cross Default” and, together with the Potential 1.0L Liquidity Event of Default, the “1.0L Events of Default”). On February 2, 2024, the Required Lenders (as such term is defined in the 1.0L Credit Agreement) provided a waiver of the 1.0L Events of Default through March 1, 2024, subject to certain conditions (the “1.0L Waiver”).

7.500% Senior 1.5 Lien Secured Notes due 2028 and 7.500% Senior 2.0 Lien Secured Notes due 2028

On February 1, 2024, the Company elected not to make the interest payment due on February 1, 2024 with respect to its outstanding 7.500% Senior 1.5 Lien Secured Notes due 2028 (the “1.5L Notes”) in the amount of approximately $25.6 million and to utilize the five business day grace period (the “1.5L Grace Period”) with respect to the interest payment default under the indenture governing the 1.5L Notes, dated as of May 15, 2023 (the “1.5L Indenture”).

Also on February 1, 2024, the Company elected not to make the interest payment due on February 1, 2024 with respect to its outstanding 7.500% Senior 2.0 Lien Secured Notes due 2028 (the “2.0L Notes” and, together with the 1.5L Notes, the “Notes”) in the amount of approximately $11.9 million and to utilize the 30 day grace period (the “2.0L Grace Period” and, together with the 1.5L Grace Period, the “Grace Periods”) with respect to the interest payment default under the indenture governing the 2.0L Notes, dated as of July 30, 2021 (as so amended, supplemented or otherwise modified from time to time, the “2.0L Indenture” and, together with the 1.5L Indenture, the “Notes Indentures”).

During the applicable Grace Periods, non-payment of the interest payments under the Notes does not constitute an event of default with respect to the Notes Indentures; however, the failure to make the interest payments in respect of the Notes would result in the 1.0L Cross Default under the 1.0L Credit Agreement, which was waived pursuant to the 1.0L Waiver, as further described above.

Consent Solicitation for 7.500% Senior 1.5 Lien Secured Notes due 2028

On February 5, 2024, the Company announced a solicitation of consents (the “Consent Solicitation”) from all registered holders (individually, a “Holder,” and collectively, the “Holders”) of the 1.5L Notes. The purpose of the Consent Solicitation is to obtain the consent of the Holders to (a) waive the potential default arising from the Company’s potential failure to maintain liquidity equal to or greater than $75,000,000 as of January 31, 2024 under the 1.5L Indenture and (b) extend the 1.5L Grace Period from five business days to 30 days (which would include the existing interest payment default as further described above) (the “Proposed 1.5L Waiver and Amendment”).

The Consent Solicitation will expire at 5:00 p.m., New York City time, on February 7, 2024, unless extended or earlier terminated by the Company in its sole discretion (such date and time, as the same may be extended, the “Expiration Date”).

If the Holders of at least a majority in aggregate principal amount of the 1.5L Notes outstanding (the “1.5L Required Consents”) validly deliver consents to the Proposed 1.5L Waiver and Amendment and do not validly revoke such consents prior to the Consent Effective Time (as defined below), and all other conditions have been satisfied or waived by the Company on or prior to the Expiration Date, it is expected that the Company, the 1.5L Indenture guarantors and the 1.5L Indenture trustee will execute a supplemental indenture (the “Supplemental Indenture”) effecting the Proposed 1.5L Waiver and Amendment (such time of execution, which may occur earlier than the Expiration Date, the “Consent Effective Time”). The Supplemental Indenture will be effective as to all Holders at the Consent Effective Time, whether or not a Holder delivered a consent.

A copy of the Company’s press release announcing the Consent Solicitation is furnished herewith as Exhibit 99.2 and is incorporated herein by reference. The information contained in this Item 7.01 and Exhibit 99.2 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, and shall not be incorporated by reference into any filings under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Securitization Facilities

As a result of potential noncompliance with the respective liquidity covenants contained in the Company’s securitization facilities, each of which is described in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2023, events of default may occur under the Company’s securitization facilities. As a result of the failure to make the interest payments in respect of the Notes described above, defaults similar to the 1.0L Cross Default have occurred under certain of the Company’s securitization facilities.

Stakeholder Discussions

The Company and its advisors are currently engaged in discussions with certain of its key lenders and other stakeholders regarding a potential comprehensive financial restructuring to strengthen the Company’s balance sheet and financial position. However, at this time, no agreement has been reached regarding such financial restructuring.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements include assumptions about various matters, such as the potential events of default as described above, the Consent Solicitation, the Company’s discussions with certain of its key lenders and other stakeholders and the outcome or timing of such process. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” "anticipate," “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including, the risk that the Company will determine it is not in compliance with certain financial covenants contained in the 1.0L Credit Agreement, the 1.5L Indenture and its securitization facilities and the resulting events of default and cross-default that may result therefrom, the risk that the Company will not obtain the 1.5L Required Consents with respect to the Consent Solicitation, the risk that the Company will be unable to execute on a comprehensive financial restructuring and the risk that the Company’s discussions with its lenders and other stakeholders will be unduly delayed or unsuccessful, as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

ITEM 9.01     Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 5, 2024
99.2	Press Release, dated February 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of February, 2024.

                        CURO Group Holdings Corp.
                        By: /s/ Ismail Dawood______
                        Ismail Dawood
                        Chief Financial Officer